FOR IMMEDIATE RELEASE

Prologis Reports First Quarter 2021 Earnings Results

SAN FRANCISCO (April 19, 2021) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, reported results for the first quarter of 2021.

Net earnings per diluted share was $0.49 for the quarter compared with $0.70 for the first quarter of 2020; the decrease was driven by debt extinguishment costs of $187 million. Core funds from operations* per diluted share was $0.97 for the quarter compared with $0.83 for the same period in 2020.

“The robust demand from the fourth quarter has carried into 2021 and is as strong as I have seen in my career,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Global supply chains are pushing to keep pace with accelerating economic activity, retooling for faster fulfillment and resilience. With our well-positioned portfolio, differentiated customer offerings and abundant investment capacity, we expect to continue to outperform while delivering exceptional customer service.”

OPERATING PERFORMANCE

Owned & Managed	1Q21	Notes
Average Occupancy	95.4%	Down 40bps from Q4 2020 consistent with seasonality
Leases Commenced	43.9MSF	39.0MSF operating portfolio and 4.8MSF development portfolio
Retention	69.1%	Down 930bps from Q4 2020, 96.4% leased as of March 31

Prologis Share	1Q21	Notes
Net Effective Rent Change	27.0%	Led by U.S. at 32.0%
Cash Rent Change	12.5%
Cash Same Store NOI*	4.5%	Driven by U.S. at 4.8%

DEPLOYMENT ACTIVITY

Prologis Share	1Q21
Building Acquisitions	$71M
Weighted avg stabilized cap rate	5.0%
Development Stabilizations	$396M
Estimated weighted avg yield	6.0%
Estimated weighted avg margin	42.8%
Estimated value creation	$170M
% Build-to-suit	16.1%
Development Starts	$575M
Estimated weighted avg yield	5.6%
Estimated weighted avg margin	24.1%
Estimated value creation	$139M
% Build-to-suit	60.6%
Total Dispositions and Contributions	$654M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.5%

BALANCE SHEET & LIQUIDITY

During the first quarter, Prologis and its co-investment ventures issued $3.5 billion of debt at a weighted average interest rate of 0.96 percent and a weighted average term of approximately 11 years. This activity includes $2.6 billion in global bond raises, as well as a €500 million green bond.

At March 31, 2021, debt as a percentage of total market capitalization was 18.6 percent, and the company’s weighted average interest rate on its share of total debt was 1.8 percent with a weighted average term of 10.6 years. The combined investment capacity of Prologis and its open-ended vehicles, at levels in line with their current credit ratings, is now $14 billion.

“Through just a few transactions during the first quarter, we reduced our weighted average interest rate by 20 basis points and effectively addressed our unsecured bond maturities through 2026. In addition, we built on the company’s excellent liquidity position, which collectively has set the company up well for this incredibly strong operating environment,” said Tim Arndt, treasurer, Prologis.

2021 GUIDANCE

“Given the strength of our results and the market, we are taking up our guidance metrics across the board,” said Thomas S. Olinger, chief financial officer, Prologis. “Year-over-year Core FFO growth, excluding promotes, is sector-leading at 12.0 percent at the midpoint, while generating $1.25 billion of free cash flow after dividends.”

2021 GUIDANCE1

Earnings (per diluted share)                                                Previous                           Revised                       Change at M.P.

Net Earnings	$2.36 to $2.52	$2.80 to $2.90	16.8%
Core FFO*[2]	$3.88 to $3.98	$3.96 to $4.02	1.5%
Core FFO, excluding net promote expense*	$3.90 to $4.00	$3.98 to $4.04	1.5%

Operations

Average occupancy	95.50% to 96.50%	96.25% to 96.75%	50bps
Cash Same Store NOI* - PLD share	3.50% to 4.50%	4.5% to 5.0%	75bps

Strategic Capital (in millions)

Strategic capital revenue, excl promote revenue	$435 to $450	$450 to $460	2.8%
Net promote income (expense)[2]	($16)	($16)	-

G&A (in millions)

General & administrative expenses	$290 to $300	$295 to $305	1.7%

Capital Deployment – Prologis Share (in millions)         Previous                           Revised                       Change at M.P.

Development stabilizations	$1,900 to $2,100	$2,000 to $2,200	5.0%
Development starts	$2,300 to $2,700	$2,750 to $3,050	16.0%
Building acquisitions	$400 to $800	$600 to $800	16.7%
Building contributions	$1,400 to $1,700	$1,650 to $1,950	16.1%
Building and land dispositions	$1,000 to $1,400	$1,600 to $1,900	45.8%
Net proceeds (Uses)	($300) to ($400)	$0 to ($100)	85.7%
Realized development gains	$500 to $600	$700 to $800	36.4%

1.	At the midpoint, this includes approximately 20 basis points of bad debt expense, in line with the company’s historical levels.
2.	Core FFO guidance includes $0.02 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.
*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2021 relates predominantly to these items. Please refer to our first quarter Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

April 19, 2021, CALL DETAILS
The call will take place on Monday, April 19, 2021, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (833) 968-2252 (toll-free from the United States and Canada) or +1 (778) 560-2807 (from all other countries) and enter conference code 8881394. A live webcast can be accessed from the Investor Relations section of www.prologis.com.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2021, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 990 million square feet (92 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,500 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, +1 415 733 9597, msachs@prologis.com, San Francisco

4